UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2011

Catasys, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1500 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 444-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 15, 2011, Catasys, Inc. (the “Company”) issued Second Amended and Restated Secured Convertible Promissory Notes (the “Second Amended and Restated Notes”) to Socius Capital Group, LLC (“Socius”), an affiliate of Terren S. Peizer, Chairman and Chief Executive Officer of the Company, and  David E. Smith (collectively, the Parties), to increase the outstanding principal amounts under the  Amended and Restated Socius Note (as defined below) by $160,000 and under the Amended and Restated Smith Note by $100,000 (as defined below) in exchange for loans in such increased amounts from the Parties.  The Company had previously issued Amended and Restated Secured Convertible Promissory Notes dated November 2, 2011 to Socius (the “Amended and Restated Socius Note”) and Smith (the “Amended and Restated Smith Note”) in the principal amounts of $810,000 and $780,000, respectively, as previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 8, 2011.  In connection with the Second Amended and Restated Notes additional warrants were issued to the Parties to purchase an additional 615,385 and 384,615 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at an exercise price of $0.32 per share (the “Amended and Restated Warrants”), respectively.  The exercise price of and number of shares of Common Stock underlying the Warrants are subject to adjustment for financings and share issuances below the initial exercise price.

The Second Amended and Restated Notes mature on January 5, 2012 and bear interest at an annual rate of 12% payable in cash at maturity, prepayment or conversion.  The Second Amended and Restated Notes and any accrued interest are convertible at the holder’s option into common stock or the next financing the Company enters into in an amount of at least $2,000,000 (a “Qualified Financing”).  The conversion price for the Second Amended and Restated Notes is equal to the lower of (i) $0.26 per share of Common Stock, and (ii) the lowest price per share of Common Stock into which any security is convertible in any Qualified Financing.

Effective November 15, 2011, the Company entered into a Second Amendment to Consent Agreement (the “Second Consent Amendment”) with the Parties to amend the Consent Agreement dated October 5, 2011 as amended by that Amendment dated November 2, 2011 (the “Consent Agreement”), to adjust Socius’s and Mr. Smith’s respective sharing percentages in recoveries against collateral securing the Second Amended and Restated Notes in order to reflect the increased principal amounts thereunder.

The foregoing descriptions of the Second Consent Amendment, the Second Amended and Restated Notes, and the Second Amended and Restated Warrants do not purport to be complete and are qualified in their entirety by the documents, which are attached as Exhibits 10.1, 4.1, 4.2, and 4.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 15, 2011, the Company issued Second Amended and Restated Notes secured by all of the Company’s assets as described in Item 1.01 of this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 15, 2011, the Company incurred a direct obligation to repay $970,000 and $880,000 as described in Item 1.01 of this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

On November 15, 2011, the Company issued the Second Amended and Restated Notes and the Second Amended and Restated Warrants as described in Item 1.01 of this Current Report on Form 8-K. The issuance was exempt from registration pursuant to the exemption afforded by Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

Item 9.01  Financial Statements and Exhibits

(d)      Exhibits.

No.	Description
4.1	Second Amended and Restated Secured Convertible Promissory Note by and between Catasys, Inc. and Socius Capital Group, LLC, dated November 15, 2011.
4.2	Second Amended and Restated Secured Convertible Promissory Note by and between Catasys, Inc. and David E. Smith, dated November 15, 2011.
4.3	Second Amended and Restated Warrant by and between Catasys, Inc. and Socius Capital Group, LLC, dated November 15, 2011.
4.4	Second Amended and Restated Warrant by and between Catasys, Inc. and David E. Smith, dated November 15, 2011
10.1	Second Amendment to Consent Agreement, dated November 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATASYS, INC.

Date: November 16, 2011	By:	/s/ SUSAN E. ETZEL
Susan E. Etzel
Chief Financial Officer